EXHIBIT 10.1

Execution Version

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (this “Amendment”), dated as of April 28, 2026, is made and entered into by and between REGENXBIO RS LLC, a Delaware limited liability company, as borrower (“Borrower”) and HCR RGNX ROYALTY SPV, LP, a Delaware limited partnership (“Lender”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties entered into that certain Loan Agreement dated as of May 16, 2025 (the “Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement) pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein; and

WHEREAS, the Parties wish to clarify the interest payment mechanics under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.
The definition of Included Royalty Interest in Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:

“ “Included Royalty Interest” means, with respect to each Calendar Quarter, the payments received during such Calendar Quarter in respect of the Royalty Interest; provided that, with respect to any royalty or sale-based milestone payment included in the Royalty Interest, such payments shall be deemed Included Royalty Interest for the Calendar Quarter in which they are earned, regardless of whether they are received during such Calendar Quarter, so long as such payments are received on or before the applicable Interest Payment Date for such Calendar Quarter; provided, further that, if such payments are received after the applicable Interest Payment Date for such Calendar Quarter then such payments shall be deemed Included Royalty Interest for the Calendar Quarter corresponding to the Interest Payment Date occurring immediately prior to the date such payments are received.”

2.
The second to last sentence of Section 3.01(c) of the Agreement is hereby amended and restated in its entirety as follows:

“Accreted Principal (and any adjustments to outstanding Principal Amount under Article V) shall be deemed to be part of the Loan made to Borrower for all purposes under this Agreement, and the Loan shall bear interest on such increased Principal Amount from and after the last day of the Calendar Quarter corresponding to the applicable Interest Payment Date, in accordance with Section 4.01.”

3.
The first sentence of Section 4.01(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Interest on the Loan for each Calendar Quarter shall be due and payable in arrears on the applicable Interest Payment Date for such Calendar Quarter.”

4.
Section 4.03(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Accrued and unpaid interest on the Loan for the immediately preceding Calendar Quarter shall be payable in arrears on each Interest Payment Date.”

5.
Section 4.03(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) To the extent the Included Royalty Interest for the immediately preceding Calendar Quarter for such Interest Payment Date exceeds Fixed Interest accrued and payable on the Loan on such Interest Payment Date (such amount, the “Amortization Payment”), the Amortization Payment shall be applied to repay principal on the Loan outstanding at par as of the last day of such Calendar Quarter.”

6.
This Amendment shall be effective as of the Closing Date.
7.
In the event of any conflict between the terms of this Amendment and the terms of the Agreement or the other Loan Documents, the terms hereof shall control.
8.
Except as expressly set forth in this Amendment, the Agreement remains in full force and effect, without change or modification.
9.
This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by email with PDF attachment shall be considered original executed counterparts.
10.
This Amendment shall be governed by and construed and interpreted in accordance with the Laws of State of New York without regard to the conflicts of Laws principles thereof to the extent that such principles would require or permit the application of the Laws of a jurisdiction other than the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

REGENXBIO RS LLC, as Borrower	HCR RGNX ROYALTY SPV, LP, as Lender By: HCR RGNX ROYALTY SPV GP, LLC, its general partner
By: /s/ Curran Simpson	By: /s/ Clarke B. Futch
Name: Curran Simpson	Name: Clarke B. Futch
Title: Chief Executive Officer	Title: Chief Executive Officer

[Signature Page to First Amendment to Loan Agreement]